Exhibit 4.6

GLOBAL NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EMERSON ELECTRIC CO.
5.000% Note Due 2035

Principal Amount	No. A-1
$500,000,000	CUSIP 291011 BT0

EMERSON ELECTRIC CO., a Missouri corporation (the “Issuer”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on March 15, 2035, in immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing September 15, 2025, on said principal sum at said agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from March 4, 2025, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date.  The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the March 1 or September 1, as the case may be, next preceding such Interest Payment Date.  If an Interest Payment Date or the maturity date is not a “Business Day,” the Issuer will pay interest or principal, as the case may be, on the next succeeding Business Day and no additional interest shall accrue with respect to such delay.  Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Emerson Electric Co. has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

EMERSON ELECTRIC CO.

By:	/s/ Michael J. Baughman
Title: Executive Vice President and Chief Financial Officer

By:	/s/ J. H. Thomasson
Title: Vice President and Treasurer
[SEAL]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.

Dated: March 4, 2025	COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

	By:	/s/ Corey J. Dahlstrand
Authorized Signatory

EMERSON ELECTRIC CO.

5.000% Notes due 2035

This Note is one of a duly authorized issue of unsecured debentures, notes or other evidence of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of December 10, 1998 (herein called the “Indenture”), duly executed and delivered by the Issuer to Computershare Trust Company, N.A. (successor to Wells Fargo Bank, National Association (successor to The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)))), as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 5.000% Notes due 2035 of the Issuer, initially limited in aggregate principal amount to $500,000,000 (herein called the “Notes”).

Prior to December 15, 2034 (the date that is three months prior to the maturity date of the Notes) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time (any such date, a “Redemption Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for the Notes, the yield determined by the Issuer in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 15 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

Except as set forth above, the Notes will not be redeemable by the Issuer prior to maturity and will not be entitled to the benefit of any sinking fund.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security (as defined in the Indenture) payable upon acceleration thereof or the amount thereof provable in bankruptcy, or impair or affect the rights of any Holder to institute suit for the payment thereof, or, if the Securities provide therefor, any right of repayment at the option of the Holder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof, and in book-entry form.  The Notes may be represented by one or more Global Securities (each, a “Global Note”) deposited with the Depositary and registered in the name of the nominee of the Depositary, with certain limited exceptions.  So long as DTC or any successor Depositary or its nominee is the registered Holder of a Global Note, DTC, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes.  Beneficial interest in the Notes will be evidenced only by, and transfer thereof will be effected only through, records maintained by DTC and its participants.  Except as provided below, an owner of a beneficial interest in a Global Note will not be entitled to have Notes represented by such Global Note registered in such owner’s name, will not receive or be entitled to receive physical delivery of the Notes in certificated form and will not be considered the owner or Holder thereof under the Indenture.

No Global Note may be transferred except as a whole by the Depositary to a nominee of the Depositary.  Global Notes are exchangeable for certificated Notes only if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Issuer fails within 90 days thereafter to appoint a successor, (y) the Issuer in its sole discretion determines that such Global Notes shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the Notes represented by such Global Notes.  In such event, the Issuer will issue Notes in certificated form in exchange for such Global Notes.  In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name.  Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

For purposes of the Notes, “Business Day” shall mean any day other than a Saturday or a Sunday that is neither a legal holiday nor a day on which applicable law or regulation authorizes or requires banking institutions in The City of New York, New York to close.

All terms used in this Note not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The acceptance of this Note shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture.  Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.